UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 29, 2025, Ares Industrial Real Estate Income Trust Inc. (the “Company”) reconvened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Of the approximately 272,647,305 shares of common stock issued and outstanding as of the close of business on April 4, 2025, the record date for the Annual Meeting, that were eligible to vote, 142,772,002 shares of common stock (approximately 52.4%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders approved the proposals described below. The voting results with respect to each proposal are as follows:

Proposal No. 1. The stockholders approved the re-election of each of the eight directors listed below to serve on the board of directors of the Company until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
William S. Benjamin	74,119,015	1,511,492	6,346,538	60,794,957
David M. Fazekas	73,792,963	1,699,409	6,484,673	60,794,957
Marty A. Edmondson	74,196,991	1,518,622	6,261,432	60,794,957
Marshall M. Burton	73,987,133	1,643,166	6,346,746	60,794,957
John S. Hagestad	73,580,068	2,008,837	6,388,140	60,794,957
Stanley A. Moore	73,403,777	2,207,295	6,365,973	60,794,957
Charles B. Duke	73,723,200	1,728,571	6,525,274	60,794,957
Dawanna Williams	74,107,327	1,855,648	6,014,070	60,794,957

Proposal No. 2. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Votes Abstained
135,217,686	1,307,901	6,246,415

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

Item 8.01 Other Events.

On July 31, 2025, the Company’s board of directors authorized an increase to the amount of monthly gross distributions for our common stock, such that distributions in the amount of $0.05250 per share will be paid to stockholders of record on July 31, 2025, August 29, 2025 and September 30, 2025. The new monthly gross distribution per share reflects an increase to the amount of the previous monthly gross distribution of $0.05000 per share that has been paid since July 31, 2023. The distributions on Class T-R shares, Class D-R shares, Class S-PR shares and Class D-PR shares of our common stock will be reduced by the respective distribution fees that are payable with respect to Class T-R shares, Class D-R shares, Class S-PR shares and Class D-PR shares. The distributions will be paid on or about the last business day of each respective month to stockholders of record as of the close of business on the last business day of each respective month. There can be no assurances that this new distribution rate will be maintained in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

August 1, 2025	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer

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